Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 30, 2006, by and among ISONICS CORPORATION, a California corporation (the “Company”), and the Buyers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to Sixteen Million Dollars ($16,000,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, no par value (the “Common Stock”) (as converted, the “Conversion Shares”) of which;

a.                                             Ten Million Dollars ($10,000,000)] shall be funded on the first (1st)  Trading  Day following the date hereof (the “First Closing”) provided however that an amount necessary to pay the holders of those certain 2005 eight percent (8%) convertible debentures (the “2005 8% Convertible Debentures”) as described in the Disclosure Schedule attached hereto shall be deposited in escrow with David Gonzalez, Esq. and paid by him on the same Trading Day to the holders of the 2005 8% Convertible Debentures and the balance will be paid to the Company;

b.                                            Three Million  Dollars ($3,000,000) shall be funded two (2) Trading  Days prior to the date the registration statement (the “Registration Statement”) is filed, pursuant to the Investor Registration Rights Agreement dated the date hereof, with the United States Securities and Exchange Commission (the “SEC”) (the “Second Closing”); and

c.                                             Three Million Dollars ($3,000,000) shall be funded two (2) Trading Day prior to the date the Registration Statement is declared effective by the SEC (the “Third Closing”) (each individually referred to as a “Closing” collectively referred to as the “Closings”), for a total purchase price of Sixteen Million Dollars ($16,000,000), (the “Purchase Price”) in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the “Subscription Amount”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Buyers are executing and delivering a Security Agreement; Isonics Vancouver, Inc., Isonics Homeland Security and Defense Corporation, and
Protection Plus Security Corporation, all of which are wholly owned subsidiaries of the Company, and the Buyers are  executing and delivering a Security Agreement (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agreed to provide the Buyers a security interest in Pledged Collateral (as this term is defined in the each Security Agreement) to secure the Company’s obligations under this Agreement, the Transaction Documents, or any other obligations of the Company to the Buyer; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”)

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

1.             PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)           Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer’s name on Schedule I hereto.

(b)           Closing Date.

(i)            The First Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time on the first (1st)  Trading  Day following the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “First Closing Date”);

(ii)           The Second Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time two (2) Trading  Days prior to the date the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “Second Closing Date”);

(iii)          The Third Closing of the purchase and sale of the Convertible Debentures shall take place at 10:00 a.m. Eastern Standard Time two (2) Trading Day prior to the date the Registration Statement is declared effective by the SEC, subject to notification of satisfaction of the conditions to the Third Closing set forth herein and in

Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “Third Closing Date”) (collectively referred to a the “Closing Dates”). The Closing shall occur on the respective Closing Dates at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

(c)           Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Dates, (i) the Buyers shall deliver to the Company such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus the fees to be paid directly from the proceeds the Closings as set forth herein, and (ii) the Company shall deliver to each Buyer, Convertible Debentures which such Buyer(s) is purchasing in amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

(a)           Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b)           Accredited Investor Status. Each Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)           Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(d)           Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e)           No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f)            Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares.

(g)           Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within three (3) Trading Days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act and the holder (any broker-dealer engaged in the sale of the Conversion Shares) represents to the Company that the Conversion Shares have been or will be sold in accordance with the Plan of Distribution as set forth in the registration statement, or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

(h)           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended April 30, 2005; (iv) the Company’s Form 10-QSB for the fiscal quarter ended July 31, 2005, October 31, 2005, and January 31, 2006; (v) all Forms 8-K filed subsequent to the fling of the Company’s Form 10-KSB for the fiscal year ended April 30, 2005; and (vi) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)            Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(k)           Good Funds. All purchase payments transferred or that may be transferred to the Company pursuant to this Agreement originated directly from a bank or brokerage account in the name of the Investor located within the United States of America or another Compliant Jurisdiction as defined in by the Financial Action Task Force on Money Laundering (found at http://www.oecd.org/fatf/).

(l)            No Legal Advice From the Company. Each Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants as of the date hereof to each of the Buyers that, except as set forth in the SEC Documents (as defined herein) or in the Disclosure Schedule attached hereto (the “Disclosure Schedule”):

(a)           Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)           Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Agreement, and any related agreements (collectively the “Transaction Documents”) and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares  and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders except as may be necessary to comply with the requirements of the Nasdaq Capital Market, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company’s other obligations under such documents.

(c)           Capitalization.

(i)            The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value  (“Preferred Stock”) of which 43,700,779 shares of Common Stock and zero shares of Preferred Stock are issued and outstanding. Upon the acceptance of certain filings with the California Secretary of State, the authorized preferred stock will be reduced to 7,650,000 shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable.

(ii)           No shares of Common Stock are subject to preemptive rights or any other similar rights.

(iii)          As of the date of this Agreement, (A) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (B) there are no outstanding debt securities and (C) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (D) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency, in each case except as set forth in the Disclosure Schedule.

(iv)          There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement except in connection with the 2005 8% Convertible Debentures and Warrants issued to the purchasers of the 2005 8% Convertible Debentures and the anti-dilution provisions of other options and warrants outstanding or issuable in accordance with the Company’s authorized stock option plans.

(v)           The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”) (including certain amendments to be filed with the California Secretary of State), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”). The Company’s reports filed under the Securities Exchange Act of 1934 provide information regarding the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)           Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof subject, however, to the requirement that the Company increase its authorized capitalization to provide for the Conversion Shares as set forth in Section 4(o) hereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures and subject to the requirements of Section 4(o) hereof, the Conversion Shares will be duly issued, fully paid and nonassessable.

(e)           No Conflicts.

(1)           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nadsaq Capital Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except to the extent any holder of the Company’s 2005 8% Convertible Debentures or Warrants issued in connection therewith have failed to consent to or waive the prohibitions against Variable Rate Transactions (as that term is defined in the Securities Purchase Agreement pursuant to which the 2005 8% Convertible Debentures were purchased).

(2)           Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries except: a failure to pay sums required under an agreement dated September 1, 2005, between the Company and Lucent Technologies, Inc. (the “Lucent Agreement”) and (ii) to the extent that the Company is required to amend its articles of incorporation to reflect its current capitalization (a process that is ongoing with the California Secretary of State) and intends to increase its authorized capitalization as contemplated in Section 4(o).

(3)           The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.

(4)           Except as specifically contemplated by this Agreement (including, without limitation, the requirements of the Nasdaq Capital Market) and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as contemplated by this Agreement, the Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)            SEC Documents: Financial Statements. Since April 1, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h)           Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body known to be pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole.

(i)            Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this

Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j)            No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

(k)           No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act where such integration would result in an exemption not being available for the transactions contemplated herein.

(l)            Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m)          Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted except to the extent the Company risks losing certain rights to intellectual property as a result of its non-payment of an obligation arising under the Lucent Agreement. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(n)           Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o)           Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p)           Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q)           Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r)            Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s)           No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(t)            Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u)           Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, payment of compensation to its officers and directors in the ordinary course of its business, and other than the grant of stock options and common stock purchase warrants to the Company’s officers and directors as disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v)           Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties except in connection with the 2005 8% Convertible Debentures and the Warrants issued to the purchasers of the 2005 8% Convertible Debentures.

(w)          Shareholder Approval.        The Company has obtained and provided to the Buyer’s irrevocable voting proxies from James E. Alexander, Boris Rubizhevsky, Lindsay A. Gardner, and John Sakys  in favor of the purposes described in Sections 4(l) and 4(m) hereof .

(x)            2005 8% Convertible Debentures.     The amounts due under the 2005 8% Convertible Debentures is as outlined in the Disclosure Schedule attached hereto.

4.             COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D. The Company agrees to file a Form D with respect to the Converrtible Debentures  as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Convertible

Debentures , or obtain an exemption for the Convertible Debentures  for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c)           Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC   thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)           Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes as well payment as outlined on the Disclosure Schedule attached hereto on the existing 8% Convertible Debentures .

(e)           Reservation of Shares. No later than December 31, 2006, the Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time after December 31, 2006, the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Buyer acknowledges that there is currently inadequate authorized capital to reserve the full amount of shares required by this Agreement.

(f)            Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or the Over-The-Counter Bulletin Board (“OTCBB”) or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock’s authorization for quotation on the Nasdaq Capital   Market.

(g)           Fees and Expenses.

(i)            Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents. The Company shall pay

Yorkville Advisors LLC a fee of Eight Hundred Eighty Thousand Dollars ($880,000) of which Five Hundred Fifty Thousand Dollars ($550,000) shall be paid directly from the proceeds of the First Closing, One Hundred Sixty Five Thousand Dollars ($165,000) shall be paid directly from the proceeds of the Second Closing and One Hundred Sixty Five Thousand Dollars ($165,000) shall be paid directly from the proceeds of the Third Closing.

(ii)           The Company shall pay a structuring fee to Yorkville Advisors LLC of Fifteen Thousand Dollars ($15,000) directly from the proceeds of the First Closing.

(iii)          The Company has prior to the date hereof paid  Yorkville Advisors, LLC a non-refundable due diligence fee of Five Thousand Dollars ($5,000).

(iv)          Upon the execution of this Agreement the Company shall pay to the Buyer(s) a fee of Eight Hundred Twenty Five Thousand Dollars ($825,000) which shall be payable by the issuance to the Buyer(s) of six hundred sixty thousand (660,000) restricted shares of the Company’s Common Stock at a per share valuation of One Dollar and Twenty Five Cents ($1.25) (the “Buyer’s Shares”).

(v)           Upon the execution of this Agreement the Company shall issue to the Buyer warrants to purchase an aggregate of eight million (8,000,000) shares of the Company’s Common Stock for a period of three (3) years (the “Warrants”), of which a warrant to purchase  two million (2,000,000) shares of the Company’s Common Stock shall have an exercise price of $1.25 per share, three million (3,000,000) shares of the Company’s Common Stock shall have an exercise price of $1.75 per share and a warrant to purchase  three million (3,000,000) shares of the Company’s Common Stock shall have an exercise price of $2.00 per share (the “Warrant”). The shares of Common Stock issuable under the Warrants shall collectively be referred to as the “Warrant Shares”.

(vi)          The Warrant Shares and the Buyer’s Shares shall have “piggy-back” and a single demand registration rights (although the demand registrations right shall not be deemed satisfied unless the applicable registration statement becomes effective).

(h)           Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of  Buyers holding at least two-thirds of the principal amount of the Convertible Debentures then outstanding. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

(i)            Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend,

modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j)            Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k)           No Short Sales or Hedging Transactions. Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(l)            Shareholder Approval. The Company shall obtain shareholder approval no later than October 31, 2006 (without the vote of any shares acquired in this transaction and related transactions) for the issuance of a maximum 57,924,215 shares as Conversion Shares (being 64,000,000 maximum shares to be issued less 6,075,785 Conversion Shares, which will registered in the Initial Registration Statement, as defined in the Investor’s Registration Rights Agreement, within the 19.99% requirement), (ii) shares issuable in payment of interest on the Debentures; (iii) shares issuable as liquidated damages pursuant to the Investor Registration Rights Agreement; and (iv) the Warrant Shares (the “Total Transaction Shares”).  For the purposes of the shareholder approval requirement, the term “Total Transaction Shares” does not include 6,075,785 Conversion Shares, the Buyers Shares, and the shares of the Company’s Common Stock issuable upon exercise of the 2,000,000 warrants with an exercise price of $1.25.

(m)  Increase of Authorized Shares.  The Company shall increase its authorized Shares of Common Stock to at least one hundred seventy five million (175,000,000) shares of Common Stock by a vote of its shareholders no later than October 31, 2006 and the filing of preliminary and definitive Schedule 14A to be followed by the appropriate filings with the California Secretary of State  and which shall be effective as soon thereafter as possible, but no later than December 31, 2006.

(n) Amendment of Registration Statement. Within thirty (30) calendar days of obtaining Shareholder Approval outlined in Section (n) above and increasing its authorized Shares of Common Stock as outlined in Section (m) above the Company but in no event later than November 30, 2006  file an amended Registration Statement to increase the number of shares registered to the Total Transaction Shares. The Company shall use its best efforts to have such amended registration statement declared effective within forty five (45)  calendar days of its filing but in no event later than January 15, 2007.

5.             TRANSFER AGENT INSTRUCTIONS.

(a)           The Company shall issue the Irrevocable Transfer Agent Instructions in the form attached hereto.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)           Each Buyer shall have executed the Transaction Documents and delivered them to the Company.

(b)           The Buyer(s) shall have delivered to the Company the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto, minus any fees to be paid directly from the proceeds of the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

7.             CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)           The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions:

(i)            The Company shall have executed the Transaction Documents and delivered the same to the Buyer(s).

(ii)           The Common Stock shall be authorized for quotation on the Nasdaq Capital Markets, trading in the Common Stock shall not have been suspended for any reason, the Company shall have made all filings necessary for the Conversion Shares with the Nasdaq Capital Markets, subject to the understanding that, until the Company obtains shareholder approval as contemplated in Section 4(m), the Company has insufficient authorized shares.

(iii)          The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the First Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the First Closing Date regarding the representation contained in Section 3(c) above.

(iv)          The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(v)           The Buyer(s) shall have received an opinion of counsel from Burns, Figa & Will, P.C. in the form of Schedule 7(a)(v).

(vi)          The Company shall have provided to the Buyer(s) a certificate of good standing from the secretary of state from the state in which the company is incorporated.

(vii)         The Company shall have authorized the Buyer, as provided for in Schedule 7(a)(vii) to file a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the Pledged Property as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer(s).

(viii)        The Company shall have provided to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(ix)           The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the

Conversion Shares then outstanding to the extent that the Company has authorized shares  remaining available for reservation in which case the Obligor shall be obligated to increase its authorized shares pursuant to Section 4 (e) herein.

(x)            The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(xi)          The Company has obtained and provided to the Buyers  irrevocable voting proxies from James E. Alexander, Boris Rubizhevsky, Lindsay A. Gardner, and John Sakys voting in favor of registering and being able to issue the Total Transaction Shares as contemplated under this transaction.

(b)           The obligation of the Buyer(s) hereunder to accept the Convertible Debentures at the Second Closing is subject to the satisfaction, at or before the Second Closing Date, of each of the following conditions:

(i)            The Common Stock shall be authorized for quotation on the Nasdaq Capital Market, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the Nasdaq Capital Markets, subject to the understanding that, until the Company obtains shareholder approval as contemplated in Section 4(m), the Company has insufficient authorized shares.

(ii)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by two officers of the Company, dated as of the Second Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Second Closing Date regarding the representation contained in Section 3(c) above.

(iii)          The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv)          The Company shall have certified that all conditions to the Second Closing have been satisfied and that the Company will file the Registration Statement with the SEC in compliance with the rules and regulations promulgated by the SEC for filing thereof two (2) Trading Days after the Second Closing. If requested by the Buyer, the Buyer shall have received a certificate, executed by the two officers of the Company, dated as of the Second Closing Date, to the foregoing effect.

(c)           The obligation of the Buyer(s) hereunder to accept the Convertible Debentures at the Third Closing is subject to the satisfaction, at or before the Third Closing Date, of each of the following conditions:

(i)            The Common Stock shall be authorized for quotation on the Nasdaq Capital Markets, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures shall be approved by the Nasdaq Capital Markets, subject to the understanding that, until the Company obtains shareholder approval as contemplated in Section 4(m), the Company has insufficient authorized shares.

(ii)           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Third Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Third Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by two officers of the Company, dated as of the Third Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, without limitation an update as of the Third Closing Date regarding the representation contained in Section 3(c) above.

(iii)          The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

(iv)          The Company shall have certified that all conditions to the Third Closing have been satisfied and that the Company Registration Statement shall be declared effective by the SEC, in compliance with the rules and regulations promulgated by the SEC, within two(2) Trading Days after the Third Closing. If requested by the Buyer, the Buyer shall have received a certificate, executed by the two officers of the Company, dated as of the Third  Closing Date, to the foregoing effect.

8.             INDEMNIFICATION.

(a)           In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures  the Conversion Shares,  as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)           In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement,  the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.             GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)            Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Isonics Corporation
5906 McIntyre Street
Golden, CO 80403
	Attention:	James E. Alexander
	Telephone:	(303) 279-7900
	Facsimile:	(303) 279-7300

With a copy to:	Burns, Figa & Will, P.C.
6400 South Fiddler’s Green Circle – Suite 1000
Greenwood Village, CO 80111
	Attention:	Herrick K. Lidstone, Jr., Esq.
	Telephone:	(303) 796-2626
	Facsimile:	(303) 796-2777

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)            Survival. The representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limitation of the foregoing, the Buyer(s) will timely file any reports required under Sections 13(d) or 16(a) of the Securities Exchange Act of 1934.

(l)            Termination. In the event that the First Closing shall not have occurred with respect to the Buyers on or before the Trading Day immediately following the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyer(s) for the fees and expenses of Yorkville Advisors LLC described in and subject to Section 4(g) above.

(m)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
ISONICS CORPORATION

By:
Name:	James E. Alexander
Title:	President and Chief Executive Officer

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature		Address/Facsimile Number of Buyer	Amount of Subscription

Cornell Capital Partners, LP.	By:	Yorkville Advisors, LLC	101 Hudson Street – Suite 3700	$16,000,000
	Its:	General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By:
	Name:	Mark Angelo
	Its:	Portfolio Manager

With a copy to:	David Gonzalez, Esq.		101 Hudson Street – Suite 3700
Jersey City, NJ 07302
Facsimile: (201) 985-8266

DISCLOSURE SCHEDULE

2